Filed pursuant to Rule 424(b)(5)
Registration No. 333-160322

PROSPECTUS SUPPLEMENT
(To the Prospectus dated July 10, 2009)

4,750,000 Shares

Mindspeed Technologies, Inc.

Common Stock

We are offering 4,750,000 shares of our common stock. Our common stock is traded on the Nasdaq Global Market under the symbol “MSPD.” The last reported sale price of our common stock on the Nasdaq Global Market on August 13, 2009 was $2.50 per share.

As of August 11, 2009, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $59,566,830 based on 24,010,970 shares of outstanding common stock, of which 3,328,043 shares are held by affiliates, and a price of $2.88 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on August 7, 2009. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

Our business and an investment in our securities involve a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$2.050	$9,737,500
Underwriting discounts and commissions(1)	$0.123	$584,250
Proceeds, before expenses, to us	$1.927	$9,153,250

(1)	See “Underwriting” beginning on page S-18 of this prospectus supplement for a description of the compensation payable to the underwriter. The underwriter has not been granted an over-allotment option.

Cowen and Company, LLC expects to deliver the shares against payment in New York, New York on August 19, 2009.

Cowen and Company
Sole Book-Running Manager

The date of this prospectus supplement is August 13, 2009

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If the information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement in accordance with Rule 412 under the Securities Act of 1933, as amended, or the Securities Act.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act. We have not, and the underwriter has not, authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities being offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

When used in this prospectus supplement and the accompanying prospectus, the terms “Mindspeed,” “we,” “our” and “us” refer to Mindspeed Technologies, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

Mindspeed® and Mindspeed Technologies® are registered trademarks of Mindspeed Technologies, Inc. This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement, the accompanying prospectus or any related free writing prospectus are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements included in this prospectus supplement and the accompanying prospectus (including any document incorporated by reference herein or therein), other than those that are historical, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may,” “assume” and “continue,” as well as variations of such words and similar expressions, also identify forward-looking statements.

Forward-looking statements in this prospectus supplement include, but are not limited to, statements regarding our intended uses of the proceeds of the securities offered hereby, the value of our tax assets, our ability to preserve the value of our net operating loss carryforwards, or NOLs, and our ability to utilize our NOLs to offset federal income taxes and the affect of this offering on the warrant held by Conexant Systems, Inc., among others.

S-ii

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” in this prospectus supplement and in other sections of our Quarterly Report on Form 10-Q for the quarter ended July 3, 2009, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. See the sections in this prospectus supplement titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of those documents. These factors include, but are not limited to:

•	our discretionary use of the proceeds from this offering if such proceeds are not used to repay our 3.75% Convertible Senior Notes;

•	the amount of dilution in net tangible book value that new investors will immediately suffer in this offering;

•	cash requirements and terms and availability of financing;

•	future operating losses;

•	worldwide political and economic uncertainties and specific conditions in the markets we address;

•	fluctuations in our operating results;

•	loss of or diminished demand from one or more key customers or distributors;

•	our ability to attract and retain qualified personnel;

•	constraints in the supply of wafers and other product components from our third-party manufacturers;

•	doing business internationally;

•	pricing pressures and other competitive factors;

•	successful development and introduction of new products;

•	our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions;

•	industry consolidation;

•	order and shipment uncertainty;

•	our ability to obtain design wins and develop revenues from them;

•	lengthy sales cycles;

•	the expense of and our ability to defend our intellectual property against infringement claims by others;

•	product defects and bugs;

•	business acquisitions and investments;

•	our ability to utilize our NOLs and certain other tax attributes; and

•	the methods, estimates and judgments we use in applying our accounting policies.

All forward-looking statements in this prospectus supplement and the accompanying prospectus (including any document incorporated by reference herein or therein) are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, when making an investment decision.

Mindspeed Technologies, Inc.

Our Business

We design, develop and sell semiconductor networking solutions for communications applications in enterprise, broadband access, metropolitan and wide area networks. Our products, ranging from optical network transceiver solutions to voice and Internet protocol, or IP, processors, are classified into three focused product families: high-performance analog products, multiservice access digital signal processor products and wide area networking communications products. Our products are sold to original equipment manufacturers for use in a variety of network infrastructure equipment, including mixed media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers, IP private branch exchanges, optical modules and broadcast video systems. Service providers use this equipment for the processing, transmission and switching of high-speed voice, data and video traffic, including advanced services such as Voice-over-IP, within different segments of the communications network.

Recent Developments

On August 9, 2009, we adopted a Section 382 rights agreement, or the rights agreement, in an effort to help preserve our ability to fully utilize our NOLs by reducing the likelihood of an “ownership change” as defined by Section 382 of the Internal Revenue Code, or Section 382. An ownership change is generally defined as a greater than 50% change in equity ownership by value over a three-year period. The rights agreement is intended to act as a deterrent to any person or group acquiring, without the approval of our board of directors, beneficial ownership of 4.9% or more of the our stock. The rights agreement will continue in effect until August 9, 2012, unless it is terminated or redeemed earlier by our board of directors. For additional information, see “Description of Securities We Are Offering — Section 382 Rights Agreement.”

We have exempted the acquisition of the securities in this offering from the rights agreement. However, investors that acquire securities in this offering will be subject to the applicable restrictions and limitations set forth in the rights agreement, including, for those investors that own, or will own, 4.9% or more of our securities after the completion of this offering, the restriction from acquiring additional securities (other than those that were acquired in this offering) constituting one-half of one percent (0.5%) or more of our securities outstanding as of the date of the rights agreement, as provided in the rights agreement.

Our Corporate Information

We were organized as a Delaware corporation in July 2001. Until June 2003, we were a wholly-owned subsidiary of Conexant Systems, Inc., or Conexant. On June 27, 2003, Conexant completed the distribution to its stockholders of all outstanding shares of our common stock. Our principal executive offices are located at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095, and our telephone number is (949) 579-3000. Our website is located at www.mindspeed.com. The information contained on or accessible through our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

Common stock offered by us in this offering	4,750,000 shares of common stock

Common stock to be outstanding after this offering	28,760,970 shares of common stock

Use of proceeds	We intend to apply the full amount of the net proceeds from the sale of the securities under this prospectus supplement to the $10.5 million outstanding balance on our 3.75% Convertible Senior Notes. However, we could also use a portion of the net proceeds from this offering for general corporate purposes, including capital expenditures. Pending such uses, the net proceeds will be held in highly liquid investments. See “Use of Proceeds” on page S-15 of this prospectus supplement.

NASDAQ Global Market symbol	MSPD

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 24,010,970 shares outstanding as of August 11, 2009. The number of shares outstanding as of August 11, 2009, as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•	3,215,984 shares of common stock issuable upon the exercise or vesting of equity awards under our equity incentive plans that were outstanding as of August 11, 2009 at a weighted average exercise price of $6.51 per share;

•	an aggregate of 2,127,658 additional shares of common stock reserved for future issuance under our equity incentive plans; and

•	6,000,000 shares of common stock issuable upon exercise of the warrant held by Conexant at an exercise price of $17.04 per share (and the increase in the number of shares of common stock and reduction in the exercise price that will result due to anti-dilution provisions in the Conexant warrant). For additional information, see “Risk Factors — Risks Related to Our Common Stock — Antidilution and other provisions in the warrant issued to Conexant may also adversely affect our stock price or our ability to raise additional financing.”

RISK FACTORS

An investment in our securities involves a substantial risk of loss. You should carefully consider these risk factors, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, as modified and superseded pursuant to Rule 412 under the Securities Act, before you decide to invest in our common stock. The occurrence of any of the following risks could harm our business. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

To the extent that we do not use the proceeds from this offering for the repayment of our 3.75% Convertible Senior Notes, we will have broad discretion in how we use the proceeds, and we may use the proceeds in ways in which you and other stockholders may disagree.

To the extent that we do not use the proceeds from this offering for the repayment of our 3.75% Convertible Senior Notes, we will use the proceeds from this offering for general corporate purposes. To the extent that the proceeds from this offering are used for general corporate purposes, our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the price per share of our common stock in this offering is substantially higher than the net tangible book value per share of common stock, investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Based on an offering price of $2.05 per share, if you purchase shares in this offering, you will suffer immediate and substantial dilution of approximately $1.66 per share in the net tangible book value of our common stock.

Risks Related to Our Business

We have substantial cash requirements to fund our operations, research and development efforts and capital expenditures. Our capital resources are limited and capital needed for our business may not be available when we need it.

In the first nine months of fiscal 2009, we used $7.7 million of cash in operating activities. Although in fiscal 2008, we generated $26.7 million in cash from operating activities, our operating activities used cash in the first nine months of fiscal 2009 as well as in periods prior to 2008. Our principal sources of liquidity are our existing cash balances and cash generated from product sales and sales and licensing of intellectual property. As of July 3, 2009, our cash and cash equivalents totaled $11.9 million. We believe that our existing sources of liquidity, along with cash expected to be generated from product sales and the sale and licensing of intellectual property and our existing line of credit with Silicon Valley bank, subject to availability, will be sufficient to fund our operations, research and development efforts, anticipated capital expenditures, working capital and other financing requirements for at least the next 12 months, including the repayment of the $10.5 million in our 3.5% Convertible Senior Notes due in November 2009. However, this may not be the case, and, if we incur operating losses and negative cash flows in the future, we may need to further reduce our operating costs or obtain alternate sources of financing, or both. We have completed transactions that involved the issuance or incurrence of indebtedness, including credit facilities. Even after completing these transactions, we may need additional capital in the future and may not have access to additional sources of capital on favorable terms or at all. If we raise additional funds through the issuance of equity, equity-based or debt securities, such securities may have rights, preferences or privileges senior to those of our common stock and our stockholders may experience dilution of their ownership interests. In addition, there can be no assurance that we will continue to benefit from the sale or licensing of intellectual property as we have in previous periods.

We have incurred operating losses in the past and we may incur losses in future periods.

We incurred a net loss of $21.1 million in the first nine months of fiscal 2009. Although we generated net income of $7.2 million in fiscal 2008, we incurred losses in periods prior to fiscal 2008, we have incurred losses in the first nine months of fiscal 2009, and we may continue to incur losses and negative cash flows in future periods.

In order to regain and sustain profitability and positive cash flows from operations, we must further reduce operating expenses and/or increase our revenues. In the first nine months of fiscal 2009, we have initiated a series of cost reduction actions designed to improve our operating cost structure. These expense reductions alone may not allow us to return to profitability, or to sustain the profitability we achieved in the fourth quarter of fiscal 2008. Our ability to achieve the necessary revenue growth to return to profitability will depend on increased demand for network infrastructure equipment that incorporates our products, which in turn depends primarily on the level of capital spending by communications service providers and enterprises, the level of which may decrease due to general economic conditions, and uncertainty, over which we have no control. We may not be successful in achieving the necessary revenue growth or the expected expense reductions. Moreover, we may be unable to sustain past or expected future expense reductions in subsequent periods. We may not be able to regain profitability or sustain the profitability we achieved in prior periods.

Our operating results may be adversely impacted by worldwide political and economic uncertainties and specific conditions in the markets we address, including the cyclical nature of, and volatility in, the semiconductor industry. As a result, the market price of our common stock may decline.

We operate primarily in the semiconductor industry, which is cyclical and subject to rapid change and evolving industry standards. From time to time, the semiconductor industry has experienced significant downturns, such as the current downturn. These downturns are characterized by decreases in product demand, excess customer inventories and accelerated erosion of prices. These factors could cause substantial fluctuations in our revenue and in our results of operations. Any downturns in the semiconductor industry may be severe and prolonged, and any failure of the industry or wired and wireless communications markets to fully recover from downturns could seriously impact our revenue and harm our business, financial condition and results of operations. The semiconductor industry also periodically experiences increased demand and production capacity constraints, which may affect our ability to ship products. Accordingly, our operating results may vary significantly as a result of the general conditions in the semiconductor industry, which could cause large fluctuations in our stock price.

Additionally, recently general worldwide economic conditions have deteriorated due to credit conditions resulting from the current financial crisis affecting the banking system and financial markets and other factors, slower economic activity, concerns about inflation and deflation, volatility in energy costs, decreased consumer confidence, reduced corporate profits and capital spending, adverse business conditions and liquidity concerns in the wired and wireless communications markets, recent international conflicts and terrorist and military activity, and the impact of natural disasters and public health emergencies. These conditions make it extremely difficult for our customers, our vendors and us to accurately forecast and plan future business activities, and they could cause U.S. and foreign businesses to further slow spending on our products and services, which would delay and lengthen sales cycles. Furthermore, during challenging economic times, our customers may face issues gaining timely access to sufficient credit or could even need to file for bankruptcy. Either of these circumstances could result in an impairment of their ability to make timely payments to us. If these circumstances were to occur, we may be required to increase our allowance for doubtful accounts and our days sales outstanding would be negatively impacted. Additionally, in periods of high volatility, semiconductor companies, being several steps removed from the end consumer in the supply chain, traditionally experience growth patterns different from those experienced by end customers. This can manifest itself in periods of growth in excess of their customers followed by periods of under-shipment before the volatility settles down.

However, given recent economic conditions, it is possible that any correlation will continue to be less predictable and will result in increased volatility in our operating results and stock price. We cannot predict the timing, strength or duration of any economic slowdown or subsequent economic recovery worldwide, in the semiconductor industry or in the wired and wireless communications markets. If the economy or markets in which we operate do not continue at their present levels or continue to deteriorate, we may record additional charges related to restructuring costs and our business, financial condition and results of operations will likely be materially and adversely affected. Additionally, the combination of our lengthy sales cycle coupled with challenging macroeconomic conditions could have a synergistic negative impact on the results of our operations.

Our operating results are subject to substantial quarterly and annual fluctuations.

Our revenues and operating results have fluctuated in the past and may fluctuate in the future. These fluctuations are due to a number of factors, many of which are beyond our control. These factors include, among others:

•	changes in end-user demand for the products manufactured and sold by our customers;

•	the effects of competitive pricing pressures, including decreases in average selling prices of our products;

•	the gain or loss of significant customers;

•	market acceptance of our products and our customers’ products;

•	our ability to develop, introduce, market and support new products and technologies on a timely basis;

•	intellectual property disputes;

•	the timing of receipt, reduction or cancellation of significant orders by customers;

•	fluctuations in the levels of component inventories held by our customers and changes in our customers’ inventory management practices;

•	shifts in our product mix and the effect of maturing products;

•	availability and cost of products from our suppliers;

•	the timing and extent of product development costs;

•	new product and technology introductions by us or our competitors;

•	fluctuations in manufacturing yields; and

•	significant warranty claims, including those not covered by our suppliers.

The foregoing factors are difficult to forecast, and these, as well as other factors, could materially and adversely affect our quarterly or annual operating results.

The loss of one or more key customers or distributors, or the diminished demand for our products from a key customer, could significantly reduce our revenues and profits.

A relatively small number of end customers and distributors have accounted for a significant portion of our revenues in any particular period. We have no long-term volume purchase commitments from our key customers. One or more of our key customers or distributors may discontinue operations as a result of consolidation, liquidation or otherwise. Reductions, delays and cancellation of orders from our key customers or the loss of one or more key customers could significantly reduce our revenues and profits. We cannot assure you that our current customers will continue to place orders with us, that orders by existing customers will continue at current or historical levels or that we will be able to obtain orders from new customers.

We may not be able to attract and retain qualified personnel necessary for the design, development, sale and support of our products. Our success could be negatively affected if key personnel leave.

Our future success depends on our ability to attract, retain and motivate qualified personnel, including executive officers and other key management, technical and support personnel. As the source of our technological and product innovations, our key technical personnel represent a significant asset. The competition for such personnel can be intense in the semiconductor industry. We may not be able to attract and retain qualified management and other personnel necessary for the design, development, sale and support of our products.

In periods of poor operating performance, we have experienced, and may experience in the future, particular difficulty attracting and retaining key personnel. If we are not successful in assuring our employees of our financial stability and our prospects for success, our employees may seek other employment, which may materially and adversely affect our business. Moreover, our recent expense reduction and restructuring initiatives, including a series of worldwide workforce reductions, have reduced the number of our technical employees. We intend to continue to expand our international business activities including expansion of design and operations centers abroad and may have difficulty attracting and maintaining international employees. The loss of the services of one or more of our key employees, including Raouf Y. Halim, our chief executive officer, or certain key design and technical personnel, or our inability to attract, retain and motivate qualified personnel could have a material adverse effect on our ability to operate our business.

Many of our engineers are foreign nationals working in the U.S. under work visas. The visas permit qualified foreign nationals working in specialty occupations, such as certain categories of engineers, to reside in the U.S. during their employment. The number of new visas approved each year may be limited and may restrict our ability to hire additional qualified technical employees. In addition, immigration policies are subject to change, and these policies have generally become more stringent since the events of September 11, 2001. Any additional significant changes in immigration laws, rules or regulations may further restrict our ability to retain or hire technical personnel.

We are entirely dependent upon third parties for the manufacture of our products and are vulnerable to their capacity constraints during times of increasing demand for semiconductor products.

We are entirely dependent upon outside wafer fabrication facilities, known as foundries, for wafer fabrication services. Our principal suppliers of wafer fabrication services are Taiwan Semiconductor Manufacturing Company Limited (TSMC) and Jazz Semiconductor, Inc. We are also dependent upon third parties, including Amkor, for the assembly and testing of all of our products. Under our fabless business model, our long-term revenue growth is dependent on our ability to obtain sufficient external manufacturing capacity, including wafer production capacity. Periods of upturns in the semiconductor industry may be characterized by rapid increases in demand and a shortage of capacity for wafer fabrication and assembly and test services.

The risks associated with our reliance on third parties for manufacturing services include:

•	the lack of assured supply, potential shortages and higher prices;

•	increased lead times;

•	limited control over delivery schedules, manufacturing yields, production costs and product quality; and

•	the unavailability of, or delays in obtaining, products or access to key process technologies.

Our standard lead time, or the time required to manufacture our products (including wafer fabrication, assembly and testing) is typically 12 to 16 weeks. During periods of manufacturing capacity shortages, the foundries and other suppliers on whom we rely may devote their limited capacity to fulfill the production requirements of other clients that are larger or better financed than we are, or who have superior contractual rights to enforce the manufacture of their products, including to the exclusion of producing our products.

Additionally, if we are required to seek alternative foundries or assembly and test service providers, we would be subject to longer lead times, indeterminate delivery schedules and increased manufacturing costs, including costs to find and qualify acceptable suppliers. For example, if we choose to use a new foundry, the qualification process may take as long as six months over the standard lead time before we can begin shipping products from the new foundry. Such delays could negatively affect our relationships with our customers.

Wafer fabrication processes are subject to obsolescence, and foundries may discontinue a wafer fabrication process used for certain of our products. In such event, we generally offer our customers a “last-time buy” program to satisfy their anticipated requirements for our products. The unanticipated discontinuation of a wafer fabrication process on which we rely may adversely affect our revenues and our customer relationships.

The foundries and other suppliers on whom we rely may experience financial difficulties or suffer disruptions in their operations due to causes beyond our control, including deteriorations in general economic conditions, labor strikes, work stoppages, electrical power outages, fire, earthquake, flooding or other natural disasters. Certain of our suppliers’ manufacturing facilities are located near major earthquake fault lines in the Asia-Pacific region and in California. In the event of a disruption of the operations of one or more of our suppliers, we may not have an alternate source immediately available. Such an event could cause significant delays in shipments until we are able to shift the products from an affected facility or supplier to another facility or supplier. The manufacturing processes we rely on are specialized and are available from a limited number of suppliers. Alternate sources of manufacturing capacity, particularly wafer production capacity, may not be available to us on a timely basis. Even if alternate manufacturing capacity is available, we may not be able to obtain it on favorable terms, or at all. Difficulties or delays in securing an adequate supply of our products on favorable terms, or at all, could impair our ability to meet our customers’ requirements and have a material adverse effect on our operating results.

In addition, the highly complex and technologically demanding nature of semiconductor manufacturing has caused foundries to experience, from time to time, lower than anticipated manufacturing yields, particularly in connection with the introduction of new products and the installation and start-up of new process technologies. Lower than anticipated manufacturing yields may affect our ability to fulfill our customers’ demands for our products on a timely basis. Moreover, lower than anticipated manufacturing yields may adversely affect our cost of goods sold and our results of operations.

We are subject to the risks of doing business internationally.

A significant part of our strategy involves our continued pursuit of growth opportunities in a number of international markets. We market, sell, design and service our products internationally. Products shipped to international destinations, primarily in the Asia-Pacific region and Europe, were approximately 75% of our net revenues for the first nine months of fiscal 2009 and 73% of our net revenues for the first nine months of fiscal 2008. China is a particularly important international market for us as more than 50% of our third quarter fiscal 2009 revenue came from customers in China. In addition, we have design centers, customer support centers, and rely on suppliers, located outside the U.S., including foundries and assembly and test service providers located in the Asia-Pacific region. We intend to continue to expand our international business activities and may open other design centers and customer support centers abroad. Our international sales and operations are subject to a number of risks inherent in selling and operating abroad which could adversely impact our international sales and could make our international operations more expensive. These include, but are not limited to, risks regarding:

•	currency exchange rate fluctuations;

•	local economic and political conditions;

•	disruptions of capital and trading markets;

•	accounts receivable collection and longer payment cycles;

•	wage inflation;

•	difficulties in staffing and managing foreign operations;

•	potential hostilities and changes in diplomatic and trade relationships;

•	restrictive governmental actions (such as restrictions on the transfer or repatriation of funds and trade protection measures, including export duties and quotas and customs duties and tariffs);

•	changes in legal or regulatory requirements;

•	difficulty in obtaining distribution and support;

•	the laws and policies of the U.S. and other countries affecting trade, foreign investment and loans and import or export licensing requirements;

•	environmental laws and regulations governing, among other things, air emissions, wastewater discharges, the use, handling and disposal of hazardous substances and wastes, soil and groundwater contamination and employee health and safety;

•	tax laws;

•	limitations on our ability under local laws to protect our intellectual property;

•	cultural differences in the conduct of business; and

•	natural disasters, acts of terrorism and war.

Because most of our international sales are currently denominated in U.S. dollars, our products could become less competitive in international markets if the value of the U.S. dollar increases relative to foreign currencies. As we continue to shift a portion of our operations offshore, more of our expenses are incurred in currencies other than those in which we bill for the related services. An increase in the value of certain currencies, such as the Euro, Ukrainian hryvnia and Indian rupee, against the U.S. dollar could increase costs of our offshore operations by increasing labor and other costs that are denominated in local currencies. For example, a decline in the value of the U.S. dollar against most major currencies in the third quarter of fiscal 2009 resulted in a foreign exchange loss of approximately $300,000 during the third quarter of fiscal 2009.

From time to time we may enter into foreign currency forward exchange contracts to mitigate the risk of loss from currency exchange rate fluctuations for foreign currency commitments entered into in the ordinary course of business. We have not entered into foreign currency forward exchange contracts for other purposes. Our financial condition and results of operations could be adversely affected by currency fluctuations.

We are subject to intense competition.

The communications semiconductor industry in general, and the markets in which we compete in particular, are intensely competitive. We compete worldwide with a number of U.S. and international semiconductor manufacturers that are both larger and smaller than we are in terms of resources and market share. We currently face significant competition in our markets and expect that intense price and product competition will continue. This competition has resulted, and is expected to continue to result, in declining average selling prices for our products.

Many of our current and potential competitors have certain advantages over us, including:

•	stronger financial position and liquidity;

•	longer presence in key markets;

•	greater name recognition;

•	more secure supply chain;

•	access to larger customer bases; and

•	significantly greater sales and marketing, manufacturing, distribution, technical and other resources.

As a result, these competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the development, promotion and sale of their products than we can. Moreover, we have incurred substantial operating losses and we may continue to incur losses in future periods. We believe that financial stability of suppliers is an important consideration in our customers’ purchasing decisions. If our OEM customers perceive that we lack adequate financial stability, they may choose semiconductor suppliers that they believe have a stronger financial position or liquidity.

Current and potential competitors also have established or may establish financial or strategic relationships among themselves or with our existing or potential customers, resellers or other third parties. These relationships may affect customers’ purchasing decisions. Accordingly, it is possible that new competitors or alliances among competitors could emerge and rapidly acquire significant market share. We may not be able to compete successfully against current and potential competitors.

Our success depends on our ability to develop competitive new products in a timely manner and keep abreast of the rapid technological changes in our market.

Our operating results will depend largely on our ability to continue to introduce new and enhanced semiconductor products on a timely basis as well as our ability to keep abreast of rapid technological changes in our markets. Our products could become obsolete sooner than we expect because of faster than anticipated, or unanticipated, changes in one or more of the technologies related to our products. The introduction of new technology representing a substantial advance over current technology could adversely affect demand for our existing products. Currently accepted industry standards are also subject to change, which may also contribute to the obsolescence of our products. If we are unable to develop and introduce new or enhanced products in a timely manner, our business may be adversely affected.

Successful product development and introduction depends on numerous factors, including, among others:

•	our ability to anticipate customer and market requirements and changes in technology and industry standards;

•	our ability to accurately define new products;

•	our ability to complete development of new products, and bring our products to market, on a timely basis;

•	our ability to differentiate our products from offerings of our competitors; and

•	overall market acceptance of our products.

We may not have sufficient resources to make the substantial investment in research and development in order to develop and bring to market new and enhanced products, particularly if we are required to take further cost reduction actions. Furthermore, we are required to evaluate expenditures for planned product development continually and to choose among alternative technologies based on our expectations of future market growth. We may be unable to develop and introduce new or enhanced products in a timely manner, our products may not satisfy customer requirements or achieve market acceptance, or we may be unable to anticipate new industry standards and technological changes. We also may not be able to respond successfully to new product announcements and introductions by competitors.

Research and development projects may experience unanticipated delays related to our internal design efforts. New product development also requires the production of photomask sets and the production and testing of sample devices. In the event we experience delays in obtaining these services from the wafer fabrication and assembly and test vendors on whom we rely, our product introductions may be delayed and our revenues and results of operations may be adversely affected.

Industry consolidation may harm our operating results.

There has been an increasing trend toward industry consolidation in our markets in recent years, particularly among major network equipment and telecommunications companies. We expect this trend to continue as companies attempt to strengthen or hold their market positions in an evolving industry and as companies are acquired or are unable to continue operations. While we cannot predict how consolidation in our industry will affect our customers or competitors, rapid consolidation will lead to fewer customers, with the effect that the loss of a major customer could have a material impact on results not anticipated in a customer marketplace composed of more numerous participants. Increased consolidation and competition for fewer customers may result in pricing pressures or a loss in market share, each of which could materially impact our business.

Uncertainties involving the ordering and shipment of our products could adversely affect our business.

Our sales are typically made pursuant to individual purchase orders and we generally do not have long-term supply arrangements with our customers. Generally, our customers may cancel orders until 30 days prior to shipment. In addition, we sell a substantial portion of our products through distributors, some of whom have a right to return unsold products to us. Sales to distributors accounted for approximately 44% of our revenues for the first nine months of fiscal 2009 and 55% of our revenues for the first nine months of fiscal 2008.

Because of the significant lead times for wafer fabrication and assembly and test services, we routinely purchase inventory based on estimates of end-market demand for our customers’ products. End-market demand may be subject to dramatic changes and is difficult to predict. End-market demand is highly influenced by the timing and extent of carrier capital expenditures which may decrease due to general economic conditions, and uncertainty, over which we have no control. The difficulty in predicting demand may be compounded when we sell to OEMs indirectly through distributors or contract manufacturers, or both, as our forecasts of demand are then based on estimates provided by multiple parties. In addition, our customers may change their inventory practices on short notice for any reason. The cancellation or deferral of product orders, the return of previously sold products or overproduction due to the failure of anticipated orders to materialize could result in our holding excess or obsolete inventory, which could result in write-downs of inventory. Conversely, if we fail to anticipate inventory needs we may be unable to fulfill demand for our products, resulting in a loss of potential revenue.

If network infrastructure OEMs do not design our products into their equipment, we will be unable to sell those products. Moreover, a design win from a customer does not guarantee future sales to that customer.

Our products are not sold directly to the end-user but are components of other products. As a result, we rely on network infrastructure OEMs to select our products from among alternative offerings to be designed into their equipment. We may be unable to achieve these “design wins.” Without design wins from OEMs, we would be unable to sell our products. Once an OEM designs another supplier’s semiconductors into one of its product platforms, it is more difficult for us to achieve future design wins with that OEM’s product platform because changing suppliers involves significant cost, time, effort and risk for the OEM. Achieving a design win with a customer does not ensure that we will receive significant revenues from that customer and we may be unable to convert design wins into actual sales. Even after a design win, the customer is not obligated to purchase our products and can choose at any time to stop using our products if, for example, its own products are not commercially successful.

Because of the lengthy sales cycles of many of our products, we may incur significant expenses before we generate any revenues related to those products.

Our customers generally need six months or longer to test and evaluate our products and an additional six months or more to begin volume production of equipment that incorporates our products. These lengthy periods also increase the possibility that a customer may decide to cancel or change product plans, which could reduce or eliminate sales to that customer. As a result of this lengthy sales cycle, we may incur significant research and development and selling, general and administrative expenses before we generate any revenues from new products. We may never generate the anticipated revenues if our customers cancel or change their product plans as customers may increasingly do if economic conditions continue to deteriorate.

We may be subject to claims, or we may be required to defend and indemnify customers against claims, of infringement of third-party intellectual property rights or demands that we, or our customers, license third-party technology, which could result in significant expense.

The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights. From time to time, third parties have asserted and may in the future assert patent, copyright, trademark and other intellectual property rights against technologies that are important to our business. The resolution or compromise of any litigation or other legal process to enforce such alleged third party rights, including claims arising through our contractual indemnification of our customers, or claims challenging the validity of our patents, regardless of its merit or resolution, could be costly and divert the efforts and attention of our management and technical personnel.

We may not prevail in any such litigation or other legal process or we may compromise or settle such claims because of the complex technical issues and inherent uncertainties in intellectual property disputes and the significant expense in defending such claims. If litigation or other legal process results in adverse rulings, we may be required to:

•	pay substantial damages for past, present and future use of the infringing technology;

•	cease the manufacture, use or sale of infringing products;

•	discontinue the use of infringing technology;

•	expend significant resources to develop non-infringing technology;

•	pay substantial damages to our customers or end users to discontinue use or replace infringing technology with non-infringing technology;

•	license technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or at all; or

•	relinquish intellectual property rights associated with one or more of our patent claims, if such claims are held invalid or otherwise unenforceable.

In connection with the distribution from Conexant, we generally assumed responsibility for all contingent liabilities and litigation against Conexant or its subsidiaries related to our business.

If we are not successful in protecting our intellectual property rights, it may harm our ability to compete.

We rely primarily on patent, copyright, trademark and trade secret laws, as well as employee and third-party nondisclosure and confidentiality agreements and other methods, to protect our proprietary technologies and processes. We may be required to engage in litigation to enforce or protect our intellectual property rights, which may require us to expend significant resources and to divert the efforts and attention of our management from our business operations; in particular:

•	the steps we take to prevent misappropriation or infringement of our intellectual property may not be successful;

•	any existing or future patents may be challenged, invalidated or circumvented; or

•	the measures described above may not provide meaningful protection.

Despite the preventive measures and precautions that we take, a third party could copy or otherwise obtain and use our technology without authorization, develop similar technology independently or design around our patents. We generally enter into confidentiality agreements with our employees, consultants and strategic partners. We also try to control access to and distribution of our technologies, documentation and other proprietary information. Despite these efforts, internal or external parties may attempt to copy, disclose, obtain or use our products, services or technology without our authorization. Also, former employees may seek employment with our business partners, customers or competitors, and the confidential nature of our proprietary information may not be maintained in the course of such future employment. Further, in some countries outside the U.S., patent protection is not available or not reliably enforced. Some countries that do allow registration of patents do not provide meaningful redress for patent violations. As a result, protecting intellectual property in those countries is difficult and competitors may sell products in those countries that have functions and features that infringe on our intellectual property.

The complexity of our products may lead to errors, defects and bugs, which could subject us to significant costs or damages and adversely affect market acceptance of our products.

Although we, our customers and our suppliers rigorously test our products, our products are complex and may contain errors, defects or bugs when first introduced or as new versions are released. We have in the past experienced, and may in the future experience, errors, defects and bugs. If any of our products contain production defects or reliability, safety, quality or compatibility problems that are significant to our customers, our reputation may be damaged and customers may be reluctant to buy our products, which could adversely affect our ability to retain existing customers and attract new customers. In addition, these defects or bugs could interrupt or delay sales of affected products to our customers, which could adversely affect our results of operations.

If defects or bugs are discovered after commencement of commercial production of a new product, we may be required to make significant expenditures of capital and other resources to resolve the problems. This could result in significant additional development costs and the diversion of technical and other resources from our other development efforts. We could also incur significant costs to repair or replace defective products and we could be subject to claims for damages by our customers or others against us. We could also be exposed to product liability claims or indemnification claims by our customers. These costs or damages could have a material adverse effect on our financial condition and results of operations.

We may make business acquisitions or investments, which involve significant risk.

We may, from time to time, make acquisitions, enter into alliances or make investments in other businesses to complement our existing product offerings, augment our market coverage or enhance our technological capabilities. However, any such transactions could result in:

•	issuances of equity securities dilutive to our existing stockholders;

•	substantial cash payments;

•	the incurrence of substantial debt and assumption of unknown liabilities;

•	large one-time write-offs;

•	amortization expenses related to intangible assets;

•	limitations on our ability to use our NOLs;

•	the diversion of management’s attention from other business concerns; and

•	the potential loss of key employees, customers and suppliers of the acquired business.

Integrating acquired organizations and their products and services may be expensive, time-consuming and a strain on our resources and our relationships with employees, customers and suppliers, and ultimately may not be successful. The benefits or synergies we may expect from the acquisition of complementary or supplementary businesses may not be realized to the extent or in the time frame we initially anticipate.

Additionally, in periods subsequent to an acquisition, we must evaluate goodwill and acquisition-related intangible assets for impairment. If such assets are found to be impaired, they will be written down to estimated fair value, with a charge against earnings.

Our ability to utilize our net operating loss carryforwards and certain other tax attributes may be limited.

As of October 3, 2008, we had NOLs of approximately $630.9 million for federal income tax purposes. Under Section 382 of the Internal Revenue Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change NOLs and other pre-change tax attributes to offset its post-change income may be significantly limited. An ownership change is generally defined as a greater than 50% change in equity ownership by value over a three-year period. We may experience an ownership change in the future as a result of shifts in our stock ownership, including upon the issuance of our common stock, the exercise of stock options or warrants or as a result of any conversion of our convertible notes into shares of our common stock, among other things. The sale of securities in this offering could accelerate the potential occurrence of an ownership change. If we were to trigger an ownership change in the future, our ability to use any NOLs existing at that time could be significantly limited.

Our results of operations could vary as a result of the methods, estimates and judgments we use in applying our accounting policies.

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on our results of operations. Such methods, estimates and judgments are, by their nature, subject to substantial risks, uncertainties and assumptions, and changes in rule making by various regulatory bodies. Factors may arise over time that lead us to change our methods, estimates and judgments. Changes in those methods, estimates and judgments could significantly affect our results of operations.

Risks Related to Our Common Stock

The price of our common stock may fluctuate significantly.

The price of our common stock is volatile and may fluctuate significantly. There can be no assurance as to the prices at which our common stock will trade or that an active trading market in our common stock will be sustained in the future. The market price at which our common stock trades may be influenced by many factors, including:

•	our operating and financial performance and prospects, including our ability to regain and sustain the profitability we achieved in the fourth quarter of fiscal 2008;

•	the depth and liquidity of the market for our common stock which can impact, among other things, the volatility of our stock price and the availability of market participants to borrow shares;

•	investor perception of us and the industry in which we operate;

•	the level of research coverage of our common stock;

•	changes in earnings estimates or buy/sell recommendations by analysts;

•	general financial and other market conditions; and

•	domestic and international economic conditions.

In addition, public stock markets have experienced, and may in the future experience, extreme price and trading volume volatility, particularly in the technology sectors of the market. This volatility has significantly affected the market prices of securities of many technology companies for reasons frequently unrelated to or disproportionately impacted by the operating performance of these companies. These broad market fluctuations may adversely affect the market price of our common stock. If our common stock trades below $1.00 for 30 consecutive trading days, or if we otherwise do not meet the requirements for continued quotation on the Nasdaq Global Market (NASDAQ), our common stock could be delisted which would adversely affect the ability of investors to sell shares of our common stock and could otherwise adversely affect our business.

Substantial sales of the shares of our common stock issuable upon conversion of our convertible senior notes or exercise of the warrant issued to Conexant could adversely affect our stock price or our ability to raise additional financing in the public capital markets.

Conexant holds a warrant to acquire six million shares of our common stock at a price of $17.04 per share, exercisable through June 27, 2013, representing approximately 16% of our outstanding common stock on a fully diluted basis. The warrant may be transferred or sold in whole or part at any time. If Conexant sells the warrant or if Conexant or a transferee of the warrant exercises the warrant and sells a substantial number of shares of our common stock in the future, or if investors perceive that these sales may occur, the market price of our common stock could decline or market demand for our common stock could be sharply reduced. Currently, we have $25.5 million aggregate principal amount of convertible senior notes outstanding. These notes are convertible at any time, at the option of the holder, into a total of approximately 4.1 million shares of common stock. The conversion of the notes and subsequent sale of a substantial number of shares of our common stock could also adversely affect demand for, and the market price of, our common stock. Each of these transactions could adversely affect our ability to raise additional financing by issuing equity or equity-based securities in the public capital markets.

Antidilution and other provisions in the warrant issued to Conexant may also adversely affect our stock price or our ability to raise additional financing.

The warrant issued to Conexant contains antidilution provisions that provide for adjustment of the warrant’s exercise price, and the number of shares issuable under the warrant, upon the occurrence of certain events. If we issue, or are deemed to have issued, shares of our common stock, or securities convertible into our common stock, at prices below the current market price of our common stock (as defined in the warrant) at the time of the issuance of such securities, the warrant’s exercise price will be reduced and the number of shares issuable under the warrant will be increased. The amount of such adjustment, if any, will be determined pursuant to a formula specified in the warrant and will depend on the number of shares issued, the offering price and the current market price of our common stock at the time of the issuance of such securities. As the securities offered pursuant to this prospectus supplement will be sold at prices below the current market price of our common stock (as defined in the Conexant warrant), it will result in an increase to the number of shares of common stock (from 6.0 million to approximately 6.05 million shares) and a reduction in the exercise price (from $17.04 to approximately $16.90 per share) for such shares in the Conexant warrant. Future adjustments to the warrant pursuant to the antidilution provisions in the Conexant warrant may result in significant dilution to the interests of our existing stockholders and may adversely affect the market price of our common stock. The antidilution provisions may also limit our ability to obtain additional financing on terms favorable to us.

Moreover, we may not realize any cash proceeds from the exercise of the warrant held by Conexant. A holder of the warrant may opt for a cashless exercise of all or part of the warrant. In a cashless exercise, the holder of the warrant would make no cash payment to us, and would receive a number of shares of our common stock having an aggregate value equal to the excess of the then-current market price of the shares of our common stock issuable upon exercise of the warrant over the exercise price of the warrant. Such an issuance of common stock would be immediately dilutive to the interests of other stockholders.

Some of our directors and executive officers may have potential conflicts of interest because of their positions with Conexant or their ownership of Conexant common stock.

Some of our directors are Conexant directors. Several of our directors and executive officers own Conexant common stock and hold options to purchase Conexant common stock. Service on our board of directors and as a director or officer of Conexant, or ownership of Conexant common stock by our directors and executive officers, could create, or appear to create, potential conflicts of interest when directors and officers are faced with decisions that could have different implications for us and Conexant. For example, potential conflicts could arise in connection with decisions involving the warrant to purchase our common stock issued to Conexant, or with respect to other agreements made between us and Conexant in connection with the distribution.

Our restated certificate of incorporation includes provisions relating to the allocation of business opportunities that may be suitable for both us and Conexant based on the relationship to the companies of the individual to whom the opportunity is presented and the method by which it was presented and also includes provisions limiting challenges to the enforceability of contracts between us and Conexant.

We may have difficulty resolving any potential conflicts of interest with Conexant, and even if we do, the resolution may be less favorable than if we were dealing with an entirely unrelated third party.

Provisions in our organizational documents and stockholder rights agreements and Delaware law will make it more difficult for someone to acquire control of us.

Our restated certificate of incorporation, as amended, our amended and restated bylaws, our stockholder rights agreements and the Delaware General Corporation Law contain several provisions that would make more difficult an acquisition of control of us in a transaction not approved by our board of directors. Our restated certificate of incorporation, as amended, and amended and restated bylaws include provisions such as:

•	the division of our board of directors into three classes to be elected on a staggered basis, one class each year;

•	the exclusive responsibility of the board of directors to fill vacancies on the board of directors;

•	the ability of our board of directors to issue shares of our preferred stock in one or more series without further authorization of our stockholders;

•	a prohibition on stockholder action by written consent;

•	a requirement that stockholders provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any meeting of stockholders;

•	a requirement that a supermajority vote be obtained to remove a director for cause or to amend or repeal certain provisions of our restated certificate of incorporation, as amended, or amended and restated bylaws;

•	elimination of the right of stockholders to call a special meeting of stockholders; and

•	a fair price provision.

Our stockholder rights agreements give our stockholders certain rights that would substantially increase the cost of acquiring us in a transaction not approved by our board of directors.

In addition to the stockholder rights agreements and the provisions in our restated certificate of incorporation, as amended, and amended and restated bylaws, Section 203 of the Delaware General Corporation Law generally provides that a corporation shall not engage in any business combination with any interested stockholder during the three-year period following the time that such stockholder becomes an interested stockholder, unless a majority of the directors then in office approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder or specified stockholder approval requirements are met.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $8,793,250 after deducting the underwriting discounts and commissions (as well as a maximum of $50,000 payable by us to the underwriter for legal and other expenses incurred by it in connection with this offering), as described in “Underwriting,” and other estimated offering expenses payable by us, which include legal, accounting and printing fees. We intend to apply the full amount of the net proceeds from this offering to the outstanding balance on our 3.75% Convertible Senior Notes. However, we could also use a portion of the net proceeds from this offering for general corporate purposes, including capital expenditures. Pending such uses, the net proceeds will be held in highly liquid investments.

Approximately $10.5 million of our 3.75% Convertible Senior Notes was outstanding, as of July 3, 2009. The 3.75% Convertible Senior Notes mature in November 2009.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 4,750,000 shares of our common stock.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” beginning on page 4 of the accompanying prospectus.

Section 382 Rights Agreement

The following is a summary of our Section 382 Rights Agreement and is qualified in its entirety by reference to the Section 382 Rights Agreement that was included as Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on August 10, 2009 and incorporated by reference herein.

On August 9, 2009, our board of directors authorized and declared a dividend of one right for each outstanding share of our common stock, to stockholders of record at the close of business on August 31, 2009, and authorized the issuance of one right for each share of our common stock (except as otherwise provided in the rights agreement, as defined below) between the record date and the distribution date (as defined below). Each right entitles the registered holder, subject to the terms of the rights agreement (as defined below), to purchase from the company one one-hundredth of a share, each deemed a unit, of series B junior participating preferred stock, par value $0.01 per share, at a purchase price of $15.00 per unit, subject to adjustment. The purchase price is payable in cash or by certified or bank check or money order payable to the order of Mindspeed. The description and terms of the rights are set forth in a Section 382 Rights Agreement, between us and Mellon Investor Services LLC, as rights agent, dated as of August 9, 2009, as amended from time to time.

Our board of directors adopted the rights agreement in an effort to help preserve the ability to utilize fully our NOLs to reduce potential future federal income tax obligations. We have experienced substantial operating losses, and under the Internal Revenue Code and rules promulgated by the Internal Revenue Service, we may “carry forward” these losses in certain circumstances to offset any current and future earnings and thus reduce our federal income tax liability, subject to certain requirements and restrictions. To the extent that the NOLs do not otherwise become limited, we believe that we will be able to carry forward a significant amount of NOLs, and therefore these NOLs could be a substantial asset to us. However, if we experience an “ownership change,” as defined in Section 382, our ability to use the NOLs will be significantly limited, and the timing of the usage of the NOLs could be significantly limited, which could therefore significantly impair the value of that asset.

The rights agreement is intended to act as a deterrent to any person or group acquiring, without the approval of our board of directors, beneficial ownership of 4.9% or more of our outstanding stock, defined to include (i) shares of our common stock, (ii) shares of our preferred stock (other than preferred stock described in Section 1504(a)(4) of the Internal Revenue Code), (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase our stock, and (iv) any interest that would be treated as “stock” of Mindspeed for purposes of Section 382 or pursuant to Treasury Regulation § 1.382-2T(f)(18). Holders of 4.9% or more of our stock outstanding as of the close of business on August 9, 2009 will not trigger the rights agreement so long as they do not (i) acquire additional stock constituting one-half of one percent (0.5%) or more of the stock outstanding as of the date of the rights agreement (as adjusted for stock splits, subdivisions and the like, as well as other exceptions detailed in the rights agreement) or (ii) fall under 4.9% ownership of stock and then re-acquire 4.9% or more of the stock. Any rights held by any person or group of affiliated or associated persons acquiring, without the approval of our board of directors, 4.9% or more of the outstanding stock are void and may not be exercised. Our board of directors may, in its sole discretion, exempt any such acquiring person (as defined below) or group from being deemed an acquiring person under the rights agreement which would trigger the rights under the rights agreement.

We have exempted the acquisition of the securities in this offering from the rights agreement. However, investors that acquire securities in this offering will be subject to the applicable restrictions and limitations set forth in the rights agreement, including, for those investors that own, or will own, 4.9% or more of our securities after the completion of this offering, the restriction from acquiring additional securities (other than those that were acquired in this offering) constituting one-half of one percent (0.5%) or more of our securities outstanding as of the date of the rights agreement, as provided in the rights agreement.

Description of the Rights Agreement

Certificates; Distribution Date.  Initially, the rights will attach to all certificates representing shares of our outstanding common stock, and no separate rights certificates will be distributed. Subject to the provisions of the rights agreement, the rights will separate from our common stock and the “distribution date” will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has acquired or otherwise obtained beneficial ownership of 4.9% or more of the then-outstanding stock, each an “acquiring person,” (or, if the tenth business day after the public announcement that a person or group has become an acquiring person occurs before the record date of August 31, 2009, the close of business on the record date) and (ii) ten business days (or such later date as may be determined by action of our board of directors) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person. Until the distribution date, (i) the rights will be evidenced by our common stock certificates and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after the record date (also including shares distributed from treasury) will contain a notation incorporating the rights agreement by reference and (iii) the surrender for transfer of any certificates representing our outstanding common stock will also constitute the transfer of the rights associated with our common stock represented by such certificates.

An “acquiring person” does not include certain persons specified in the rights agreement.

The rights are not exercisable until the distribution date. Under certain circumstances, as provided in the rights agreement, the exercisability of the rights may be suspended.

As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of our common stock as of the close of business on the distribution date (and to each initial holder of certain shares of our common stock issued after the distribution date) and, thereafter, the separate rights certificates alone will represent the rights.

Flip-In.  If a person becomes an acquiring person, then each holder of a right will thereafter have the right to receive, upon exercise, units of series B junior participating preferred stock or, at our option, shares of our common stock (or, in certain circumstances, cash, property or other securities of the company) having a value equal to two times the exercise price of the right. The exercise price is the purchase price multiplied by the number of units of series B junior participating preferred stock issuable upon exercise of a right prior to the event described in this paragraph. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any acquiring person or any affiliate or associate thereof (or certain transferees of any thereof) will be null and void.

Redemption.  At any time until ten business days following the public announcement that any person or group of affiliated or associated persons has become an acquiring person (or, if such public announcement date occurred prior to the record date, until ten business days following the record date), our board of directors may redeem the rights in whole, but not in part, at a price of $0.00001 per right (subject to adjustment in certain events) payable, at the election of our board of directors, in cash, shares of our common stock or other consideration considered appropriate by our board of directors. Immediately upon the action of our board of directors ordering the redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

Exchange.  We may, at any time after any person or group of affiliated or associated persons acquires, without the approval of our board of directors, beneficial ownership of 4.9% or more of the outstanding shares of our stock, until the time specified in the rights agreement, exchange all or part of the then-outstanding and exercisable rights (other than rights that shall have become null and void) for units of series B junior participating preferred stock or shares of our common stock pursuant to a one-for-one exchange ratio, subject to adjustment or, at our election, other consideration.

Expiration.  The rights will expire on the earliest of (i) the third (3rd) anniversary of the rights agreement, (ii) the time at which the rights are redeemed or exchanged and (iii) the repeal of Section 382 or any successor statute if our board of directors determines that the rights agreement is no longer necessary for the preservation of NOLs and certain other tax benefits.

No Stockholder Rights; Taxation.  Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder of Mindspeed, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for units of series B junior participating preferred stock (or other consideration) or in the event of the redemption of rights as set forth above.

Amendment.  Any of the provisions of the rights agreement may be amended without the approval of the holders of the rights or our common stock at any time prior to the distribution date. After such date, the provisions of the rights agreement may be amended in order to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the rights agreement, or to make changes which do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person); provided, that no amendment shall be made to lengthen (i) the time period governing redemption at such time as the rights are not redeemable or (ii) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of rights.

Description of Series B Junior Participating Preferred Stock

The units of series B junior participating preferred stock that may be acquired upon exercise of the rights will be nonredeemable.

Each unit of series B junior participating preferred stock will have a minimum preferential quarterly dividend of $0.01 per unit or any higher per share dividend declared on our common stock.

In the event of liquidation, the holder of a unit of series B junior participating preferred stock will receive a preferred liquidation payment equal to the greater of $1.00 per unit and the per share amount paid in respect of a share of our common stock.

Each unit of series B junior participating preferred stock will have one vote, voting together with our common stock.

In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each unit of series B junior participating preferred stock will be entitled to receive the per share amount paid in respect of each share of our common stock.

The rights of holders of the series B junior participating preferred stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

The economic value of one unit of series B junior participating preferred stock that may be acquired upon the exercise of each right should approximate the economic value of one share of our common stock.

UNDERWRITING

We and Cowen and Company, LLC, the underwriter for the offering, have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from us 4,750,000 shares of our common stock. The underwriter has not been granted an over-allotment option.

The underwriting agreement provides that the obligations of the underwriter are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriter may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions.  The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us.

We estimate that the total expenses of the offering, excluding underwriting discounts and commissions (as well as up to a maximum of $50,000 payable by us to the underwriter for legal and other expenses incurred by it in connection with this offering), will be approximately $310,000 and are payable by us, which includes legal, accounting and printing costs and various other fees associated with registering and listing the shares of common stock.

	Per Share	Total

Public offering price	$2.050	$9,737,500
Underwriting discounts and commissions	$0.123	$584,250
Proceeds, before expenses, to us	$1.927	$9,153,250

The underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus supplement. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

Discretionary Accounts.  The underwriter does not intend to confirm sales of the shares to any accounts over which it has discretionary authority.

Stabilization.  In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. As the underwriter does not have an over-allotment option, the underwriter may close out any short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making.  In connection with this offering, the underwriter may engage in passive market making transactions in our common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

We, and our directors and executive officers, have agreed, subject to certain enumerated exceptions, to certain lock-up provisions with regard to future sales of our common stock for a period of ninety (90) days after the offering as set forth in the underwriting agreement.

Electronic Offer, Sale and Distribution of Shares.  A prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by the underwriter and the underwriter may distribute the prospectus supplement and accompanying prospectus electronically. Other than the prospectus supplement and accompanying prospectus in electronic format, the information on this website is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships.  The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which it has received, and may in the future receive, customary fees.

The underwriting agreement will be included as an exhibit to a Current Report on Form 8-K that we will file with the SEC in connection with this offering.

The transfer agent and registrar for our common stock is Mellon Investor Services LLC.

Our common stock is traded on the Nasdaq Global Market under the symbol “MSPD.”

LEGAL MATTERS

Our counsel, Morrison & Foerster LLP, San Francisco, California, will pass upon the validity of the securities being offered hereby. The underwriter is being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated into this prospectus supplement and the accompanying prospectus by reference from our Annual Report on Form 10-K for the fiscal year ended October 3, 2008 and the effectiveness of Mindspeed Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated into this prospectus supplement and the accompanying prospectus by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus supplement and the accompanying prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.mindsped.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus supplement and the accompanying prospectus. We hereby incorporate by reference the following documents into this prospectus supplement and the accompanying prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended October 3, 2008, filed with the SEC on December 16, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended January 2, 2009, April 3, 2009, and July 3, 2009, filed with the SEC on February 10, 2009, May 12, 2009 and August 10, 2009 respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 16, 2009, February 5, 2009, March 13, 2009, March 18, 2009, March 30, 2009, April 14, 2009 and August 10, 2009;

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above;

•	the description of our capital stock contained in our Registration Statement on Form 8-A, as amended, filed with the SEC on December 9, 2003, including any amendment or report filed for the purpose of updating such description (including an amendment thereto dated as of December 6, 2004, as filed with the SEC on January 18, 2005);

•	the description of our series A junior participating preferred stock contained in our Registration Statement on Form 8-A filed with the SEC on June 19, 2008, including any amendment or report filed for the purpose of updating such description; and

•	the description of our series B junior participating preferred stock contained in our Registration Statement on Form 8-A filed with the SEC on August 10, 2009, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement until the termination or completion of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Mindspeed Technologies, Inc., Attn: Investor Relations, 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095, or call (949) 579-3000.

PROSPECTUS

$25,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

From time to time, we may offer up to $25,000,000 of our common stock; preferred stock; debt securities; warrants or rights to purchase common stock, preferred stock or debt securities or any combination of these securities; and units consisting of common stock, preferred stock, debt securities or warrants or any combination of these securities, in one or more transactions. We may also offer common stock or preferred stock upon conversion of debt securities; and common stock upon conversion of preferred stock.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on the Nasdaq Global Market under the symbol “MSPD.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2009

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock and preferred stock, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities described in this prospectus, we will provide a prospectus supplement, or information that is incorporated by reference into this prospectus, containing more specific information about the terms of the securities that we are offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. This prospectus, together with applicable prospectus supplements, any information incorporated by reference and any related free writing prospectuses, includes all material information relating to these offerings and securities. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus, including without limitation, a discussion of any risk factors or other special considerations that apply to these offerings or securities or the specific plan of distribution. If there is any inconsistency between the information in this prospectus and a prospectus supplement or information incorporated by reference having a later date, you should rely on the information in that prospectus supplement or incorporated information having a later date. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

When used in this prospectus, the terms “Mindspeed,” “we,” “our” and “us” refer to Mindspeed Technologies, Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. Mindspeed® and Mindspeed Technologies® are registered trademarks of Mindspeed Technologies, Inc. This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

We maintain a fifty-two/fifty-three week fiscal year ending on the Friday closest to September 30. Fiscal year 2008 comprised 53 weeks and ended on October 3, 2008. Fiscal years 2007 and 2006 comprised 52 weeks and ended on September 28 and September 29, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http://www.mindsped.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended October 3, 2008, filed with the SEC on December 16, 2008;

•	our Quarterly Reports on Form 10-Q for the quarters ended January 2, 2009 and April 3, 2009, filed with the SEC on February 10, 2009 and May 12, 2009, respectively;

•	our Current Reports on Form 8-K, filed with the SEC on January 16, 2009, February 5, 2009, March 13, 2009, March 18, 2009, March 30, 2009, and April 14, 2009;

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to above;

•	the description of our capital stock contained in our Registration Statement on Form 8-A, as amended, filed with the SEC on December 9, 2003, including any amendment or report filed for the purpose of updating such description (including an amendment thereto dated as of December 6, 2004, as filed with the SEC on January 18, 2005); and

•	the description of our Series A junior participating preferred stock contained in our Registration Statement on Form 8-A filed with the SEC on June 19, 2008, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after: (i) the date of the initial registration statement and prior to effectiveness of the registration statement; and (ii) the date of this prospectus and before the termination or completion of this offering, shall be deemed to be incorporated by reference into this prospectus from the respective dates of filing of such documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

Upon written or oral request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference in the documents. Please send requests to Mindspeed Technologies, Inc., Attn: Investor Relations, 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095, or call (949) 579-3000.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein) include statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements included in this prospectus and any accompanying prospectus supplement (including any document incorporated by reference herein or therein), other than those that are historical, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may,” “assume” and “continue,” as well as variations of such words and similar expressions, also identify forward-looking statements. Forward-looking statements in this prospectus include, without limitation, statements regarding our intended uses of the proceeds of the securities offered hereby.

Forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. If any of those risks and uncertainties materialize, actual results could differ materially from those discussed in any such forward-looking statement. Among the factors that could cause actual results to differ materially from those discussed in forward-looking statements are those discussed under the heading “Risk Factors” and in other sections of our Quarterly Report on Form 10-Q for the quarter ended April 3, 2009, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of those documents.

All forward-looking statements in this prospectus and the documents incorporated by reference into it are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MINDSPEED TECHNOLOGIES, INC.

We design, develop and sell semiconductor networking solutions for communications applications in enterprise, broadband access, metropolitan and wide area networks. Our products, ranging from optical network transceiver solutions to voice and Internet protocol (“IP”) processors, are classified into three focused product families: high-performance analog products, multiservice access digital signal processor products and wide area networking communications products. Our products are sold to original equipment manufacturers for use in a variety of network infrastructure equipment, including mixed media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers, IP private branch exchanges, optical modules and broadcast video systems. Service providers use this equipment for the processing, transmission and switching of high-speed voice, data and video traffic, including advanced services such as voice-over-IP, within different segments of the communications network.

We were organized as a Delaware corporation in July 2001. Until June 2003, we were a wholly-owned subsidiary of Conexant Systems, Inc. On June 27, 2003, Conexant completed the distribution to its stockholders of all outstanding shares of our common stock. Our principal executive offices are located at 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660-3095, and our telephone number is (949) 579-3000. Our website is located at www.mindspeed.com. The information contained on or accessible through our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

THE SECURITIES WE MAY OFFER

We may offer, from time to time, shares of our common stock and preferred stock, various series of debt securities or warrants or rights to purchase any of such securities, either individually or in units, in amounts we will determine from time to time, with a total value of up to $25,000,000 under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. See “Description of Capital Stock,” “Description of Debt Securities,” Description of Warrants,” “Description of Rights,” and “Description of Units” below. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any;

•	conversion prices, if any; and

•	important federal income tax considerations.

The prospectus supplement and any related free writing prospectus also may supplement, or, as applicable, add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus relating to such offering.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock includes a summary of certain provisions of our certificate of incorporation and our bylaws. This description is subject to the detailed provisions of, and is qualified by reference to, our certificate of incorporation and our bylaws.

We are authorized to issue 100,000,000 shares of common stock, par value $.01 per share, and 25,000,000 shares of preferred stock, par value $.01 per share, of which our board of directors has designated 2,500,000 shares as Series A junior participating preferred stock for issuance in connection with any exercise of our preferred share purchase rights. The authorized shares of our common stock and preferred stock will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not required, our board of directors may determine not to seek stockholder approval.

Certain of the provisions described within this section entitled “Description of Capital Stock” could have the effect of discouraging transactions that might lead to a change of control of our company. For example, our certificate of incorporation and bylaws:

•	establish a classified board of directors, whereby our directors are elected for staggered terms of office so that only one-third of our directors stand for election in any one year;

•	require stockholders to provide advance notice of any stockholder nominations of directors or any proposal of new business to be considered at any meeting of stockholders;

•	require a supermajority vote to remove a director (and only then for cause) or to amend or repeal certain provisions of our certificate of incorporation or bylaws;

•	preclude stockholders from calling a special meeting of stockholders; and

•	prohibit stockholder action by written consent.

Common Stock

Dividends

Holders of common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available therefor. Dividends may not be paid on common stock unless all accrued dividends on preferred stock, if any, have been paid or set aside. In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share pro rata in the assets remaining after payment to creditors and after payment of the liquidation preference plus any unpaid dividends to holders of any outstanding preferred stock.

Voting

Each holder of common stock is entitled to one vote for each share of common stock outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

Other Rights

Our certificate of incorporation provides that, unless otherwise determined by our board of directors, no holder of shares of common stock has any right to purchase or subscribe for any stock of any class that we may issue or sell.

Preferred Stock

Our certificate of incorporation permits us to issue up to 25,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

Our board of directors has designated 2,500,000 shares of our preferred stock as Series A junior participating preferred stock for issuance in connection with any exercise of our preferred share purchase rights. The powers, preferences, rights and qualifications, limitations and restrictions of any other series of preferred stock will be fixed by the certificate of designation relating to such series, which will specify the terms of the preferred stock, including:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the terms of any sinking fund for the purchase or redemption of the shares of the series;

•	the liquidation preference, if any;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the restrictions on the issuance of shares of the same series or any other class or series; and

•	the voting rights, if any, of the shares of the series.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. For a description of our Series A junior participating preferred stock, see “— Rights Plan” below.

Conexant Warrants

In connection with the distribution of our common stock by Conexant to its stockholders, we issued to Conexant a warrant to purchase six million shares of our common stock at a price of $17.04 per share (subject to adjustment in certain circumstances), exercisable through June 27, 2013, representing approximately 25% of our outstanding common stock. The warrant may not be exercised to the extent that such exercise would result in the holder of the warrant owning at any one time more than 10% of our outstanding common stock.

The warrant issued to Conexant contains antidilution provisions that provide for adjustment of the warrant’s exercise price, and the number of shares issuable under the warrant, upon the occurrence of certain events. In the event that we issue, or are deemed to have issued, shares of our common stock, or securities convertible into our common stock, at prices below the current market price of our common stock (as defined in the warrant) at the time of issuance, the warrant’s exercise price will be reduced and the number of shares issuable under the warrant will be increased. The amount of such adjustments, if any, will be determined pursuant to a formula specified in the warrant and will depend on the number of shares issued or issuable, the offering price and the current market price of the common stock.

Registration Rights

We entered into a registration rights agreement relating to the warrant we issued to Conexant. The holders of the common stock issuable upon exercise of the warrant are also entitled to the benefits of the registration rights agreement relating to the warrant. The following summary of the registration rights provided in the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement, which was filed as an exhibit to our registration statement on Form S-3 (File No. 333-109523) on October 7, 2003 (the “shelf registration statement”).

The shelf registration statement registered:

•	the offer and resale of the warrant;

•	the issuance by us of shares of common stock upon exercise of the warrant; and

•	the offer and resale of the shares of common stock issued or issuable upon exercise of the warrant.

We agreed to keep the shelf registration statement effective until the earlier of:

•	June 27, 2013;

•	the date on which all of the securities related to the shelf registration statement have been sold pursuant to the prospectus included within the shelf registration statement; or

•	the date on which the securities related to the shelf registration statement are no longer restricted securities and, if Conexant is a holder, it is not then an affiliate of ours.

We are permitted to suspend the use of the prospectus included within the shelf registration statement for a period not to exceed 45 consecutive days or an aggregate of 90 days during any twelve-month period under certain circumstances which we determine in good faith and in our reasonable judgment would: (i) interfere with or affect the negotiation or completion of a transaction that is being contemplated by us; or (ii) involve initial or continuing disclosure obligations that are not in the best interests of our stockholders at the time.

A holder of warrants or the underlying common stock that sells such securities pursuant to the shelf registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling security holder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder. We agreed to amend or supplement the shelf registration statement from time to time to permit the holders of the securities registered pursuant to the shelf registration statement to sell their securities in accordance with applicable law, provided that the security holders provide us with certain information and otherwise comply with their obligations under the registration rights agreement. We agreed to pay essentially all registration expenses of the shelf registration, except that the selling security holders are responsible for all selling commissions and discounts.

Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

Our certificate of incorporation and bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to acquire our company, which could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. Furthermore, certain provisions of Delaware law could make an unsolicited or hostile attempt to acquire our company more difficult.

Classified Board of Directors

Pursuant to our certificate of incorporation, the exact number of directors that serve on our board is fixed from time to time by majority resolution of our board of directors. Other than directors elected by the holders of any series of preferred stock or any other series or class of stock except common stock, our directors are divided into three classes. Each class is as nearly equal in number as possible, such that approximately one third of our directors are in each class. Directors elected by stockholders at an annual meeting of stockholders are elected by a plurality of all votes cast. Currently, the terms of office of our three classes of directors expire at our annual meetings in 2010, 2011 and 2012, respectively. The term of the successors of each class of directors expires three years from the year of their election.

Fair Price Provision

Our certificate of incorporation contains a fair price provision pursuant to which a “business combination” (as defined in our certificate of incorporation) between us or one of our subsidiaries and an “interested shareholder” (as defined in our certificate of incorporation) requires approval by the affirmative vote of the holders of not less than 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless the business combination is approved by at least two-thirds of the “continuing directors” (as defined in our certificate of incorporation) or certain fair price criteria and procedural requirements specified in the fair price provision are met. If either the requisite approval of our board of directors or the fair price criteria and procedural requirements were met, the business combination would be subject to the voting requirements otherwise applicable under the Delaware General Corporation Law (“DGCL”), which for most types of business combinations currently would be the affirmative vote of the holders of a majority of all of our outstanding shares of stock entitled to vote thereon. Any amendment or repeal of the fair price provision, or the adoption of provisions inconsistent therewith, must be approved by the affirmative vote of the holders of not less than 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, unless such amendment, repeal or adoption were approved by at least two-thirds of the continuing directors, in which case the provisions of the DGCL would require the affirmative vote of the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon.

Special Meetings; Written Consent

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors. Stockholders are not permitted to call, or to require that our board of directors call, a special meeting of stockholders. Moreover, the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting pursuant to the notice of the meeting given by us. In addition, our certificate of incorporation provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. Our bylaws establish an advance notice procedure for stockholders to nominate candidates for election as directors or to bring other business before meetings of our stockholders.

Our certificate of incorporation provides that the affirmative vote of at least 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, would be required to amend or repeal the provisions of our certificate of incorporation with respect to:

•	the election of directors;

•	the right to call a special meeting of stockholders;

•	the right to act by written consent;

•	amending our certificate of incorporation; or

•	the right to adopt any provision inconsistent with the preceding provisions.

In addition, our certificate of incorporation provides that our board of directors may make, alter, amend and repeal our bylaws and that the amendment or repeal by stockholders of any of our bylaws would require the affirmative vote of at least 80% of the voting power described above, voting together as a single class. Our certificate of incorporation also provides that directors may only be removed for cause following the affirmative vote of at least 80% of the voting power of all of our outstanding capital stock entitled to vote generally in the election of directors.

Delaware Anti-Takeover Law

We are subject to Section 203 of the DGCL, which regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

•	the person became an interested stockholder, on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

Rights Plan

Prior to the distribution of our common stock by Conexant to its stockholders, we entered into a rights agreement with Mellon Investor Services LLC, as rights agent. The following summarizes material terms of the rights agreement and the preferred share purchase rights covered by that agreement. This description is subject to the detailed provisions of, and is qualified by reference to, the rights agreement which has been filed as an exhibit to our current report on Form 8-K that we filed with the SEC on July 1, 2003 and as may be amended from time to time (including the amendment thereto dated as of December 6, 2004 and included as an exhibit to our current report on Form 8-K that we filed with the SEC on December 8, 2004, and the additional amendment thereto dated as of June 16, 2008 and included as an exhibit to our current report on Form 8-K that we filed with the SEC on June 18, 2008).

Each outstanding share of our common stock evidences one preferred share purchase right. Under the terms of the rights agreement, each preferred share purchase right entitles the registered holder to purchase from us five one-hundredths of a share of Series A junior participating preferred stock, at $20, subject to adjustment. The preferred share purchase rights are exercisable only upon the occurrence of certain takeover events. If an acquirer obtains beneficial ownership of 15% or more of our common stock, then each preferred share purchase right will entitle the holder (other than the acquirer, whose preferred share purchase rights will become null and void) to purchase a number of shares of our common stock having a then-current market value of twice the exercise price of the preferred share purchase right. If an acquirer obtains beneficial ownership of 15% or more of our common stock and any of the following occurs:

•	we merge with or into or consolidate with another entity;

•	an acquiring entity merges into us, we are the surviving entity and the outstanding shares of our common stock are converted into cash, property or securities; or

•	we sell more than 50% of our assets or earning power;

then each preferred share purchase right will entitle the holder to purchase a number of shares of common stock of the acquirer having a then-current market value of twice the exercise price of the preferred share purchase right. In the event of a public announcement of an acquirer obtaining beneficial ownership of 15% or more of the outstanding shares of our common stock (but only if the beneficial ownership of the acquirer is less than 50%, our board of directors may, at its option, exchange all or part of the outstanding preferred share purchase rights for our common stock at an exchange ratio of one share of our common stock per preferred share purchase right, adjusted to reflect stock splits, stock dividends or similar transactions. In addition, our board of directors may, at its option, redeem the preferred share purchase rights at any time prior to the time an acquirer obtains beneficial ownership of 15% or more of our outstanding shares of common stock. Conexant is not an “acquiring person” pursuant to the terms of our rights plan, and therefore its exercise of its warrants would not trigger the exercisability of our preferred share purchase rights. Furthermore, a person will not become an “acquiring person” pursuant to the terms of our rights plan upon the purchase of any common stock (or securities convertible into or exchangeable for shares of common stock) directly from us if the person has a bona fide intent at the time of purchase to resell the shares of common stock (or securities convertible into or exchangeable for shares of common stock) in an offering that is exempt from the registration requirements of the Securities Act pursuant to Rule 144A or Regulation S promulgated thereunder.

The preferred share purchase rights are intended to have anti-takeover effects. If the preferred share purchase rights become exercisable, the preferred share purchase rights will cause substantial dilution to a person or group that attempts to acquire or merge with us in most cases. Accordingly, the existence of the preferred share purchase rights may deter a potential acquirer from making a takeover proposal or tender offer. The preferred share purchase rights should not interfere with any merger or other business combination approved by our board of directors because we may redeem the preferred share purchase rights as described below and because a transaction approved by our board of directors would not cause the preferred share purchase rights to become exercisable.

The following provides a more detailed description of the rights agreement and the preferred share purchase rights.

Until the earlier to occur of: (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding common stock; or (ii) 10 business days, or such later date as may be determined by our board of directors prior to such time as any person or group becomes an acquiring person, following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding common stock, the earlier of such dates being called the preferred share purchase rights distribution date, preferred share purchase rights will be attached to common stock and will be owned by the registered owners of common stock.

The rights agreement provides that, until the preferred share purchase rights are no longer attached to the common stock, or until the earlier redemption or expiration of the preferred share purchase rights:

•	the preferred share purchase rights will be transferred with and only with common stock;

•	certificates representing common stock and statements in respect of shares of common stock registered in book-entry or un-certificated form will contain a notation incorporating by reference the terms of the preferred share purchase rights; and

•	the registration of, transfer or pledge of any shares of common stock will also constitute the transfer of the associated preferred share purchase rights.

As soon as practicable following the date the preferred share purchase rights are no longer attached to the common stock, separate certificates evidencing preferred share purchase rights will be mailed to holders of record of common stock as of the close of business on the date the preferred share purchase rights are no longer attached to the common stock and the separate certificates alone will evidence preferred share purchase rights.

In addition, the rights agreement provides that in connection with the issuance or sale of our common stock following the date the preferred share purchase rights separate from the common stock and prior to the earlier of: (i) the date the preferred share purchase rights are redeemed; and (ii) the date the preferred share purchase rights expire, (x) we will, with respect to common stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement in existence prior to the date the preferred share purchase rights separate from the common stock, or upon the exercise, conversion or exchange of securities, notes or debentures (pursuant to the terms thereof) issued by us and in existence prior to the date the preferred share purchase rights separate from the common stock and (y) we may, in any other case, if deemed necessary or appropriate by our board of directors, issue certificates representing the appropriate number of preferred share purchase rights in connection with such issuance or sale. We will not be obligated to issue any of these certificates if, and to the extent that, we are advised by counsel that the issuance of those certificates would create a significant risk of material adverse tax consequences to us or the person to whom such certificate would be issued or would create a significant risk that the stock options or employee plans or arrangements would fail to qualify for otherwise available special tax treatment. In addition, no certificate will be issued if, and to the extent that, appropriate adjustments otherwise have been made instead of the issuance thereof.

Preferred share purchase rights will not be exercisable until the date the preferred share purchase rights separate from the common stock. Preferred share purchase rights will expire on June 26, 2013, unless the expiration date is extended or unless preferred share purchase rights are earlier redeemed by us, in each case, as described below.

The purchase price payable, and the number of shares of Series A junior participating preferred stock or other securities or property issuable, upon exercise of the preferred share purchase rights will be subject to adjustment from time to time to prevent dilution upon the occurrence of the following events:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, Series A junior participating preferred stock;

•	upon the grant to holders of shares of Series A junior participating preferred stock of rights, options or warrants to subscribe for or purchase shares of Series A junior participating preferred stock at a price, or securities convertible into shares of Series A junior participating preferred stock with a conversion price, less than the then current market price of the shares of Series A junior participating preferred stock; or

•	upon the distribution to holders of shares of Series A junior participating preferred stock of evidences of indebtedness or assets, excluding regular periodic cash dividends or dividends payable in shares of Series A junior participating preferred stock, or of subscription rights or warrants, other than those referred to above.

The number of five one-hundredths of a share of Series A junior participating preferred stock issuable upon exercise of each preferred share purchase right will also be subject to adjustment in the event of a stock split of our common stock or a stock dividend on our common stock payable in common stock or subdivisions, consolidations or combinations of common stock occurring, in any such case, prior to the date the preferred share purchase rights are no longer attached to the common stock.

We cannot redeem shares of Series A junior participating preferred stock purchasable upon exercise of preferred share purchase rights. Each share of Series A junior participating preferred stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock whenever such dividend is declared. In the event of liquidation, the holders of Series A junior participating preferred stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each share of Series A junior participating preferred stock will have 100 votes, voting together with common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series A junior participating preferred stock will be entitled to receive 100 times the amount received per share of common stock. These rights will be protected by customary antidilution provisions.

Because of the nature of the Series A junior participating preferred stock’s dividend, liquidation and voting rights, the value of each one-hundredth interest in a share of Series A junior participating preferred stock purchasable upon exercise of each preferred share purchase right should approximate the value of one share of common stock.

In the event that any person or group of associated or affiliated persons becomes an acquiring person, proper provision shall be made so that each holder of a preferred share purchase right, other than preferred share purchase rights beneficially owned by the acquiring person, which will thereafter be null and void, will thereafter have the right to receive upon exercise, instead of shares of Series A junior participating preferred stock, that number of shares of our common stock having a market value of two times the exercise price of a preferred share purchase right.

At any time after any person or group of affiliated or associated persons becomes an acquiring person, and prior to the acquisition by such person or group of 50% or more of the voting power of all of the outstanding shares of common stock, our board of directors may exchange preferred share purchase rights (other than preferred share purchase rights owned by such person or group, which will have become null and void after such person became an acquiring person) for common stock at an exchange ratio of one share of common stock per preferred share purchase right (subject to adjustment).

In the event that, at any time after any person or group of affiliated or associated persons becomes an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold, proper provision will be made so that each holder of a preferred share purchase right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of a preferred share purchase right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of a preferred share purchase right.

Generally, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least one percent. No fractional shares of Series A junior participating preferred stock will be issued, other than fractions which are integral multiples of five one-hundredths of a share of Series A junior participating preferred stock, which may, at our election, be evidenced by depository receipts. Instead, an adjustment in cash will be made based on the market price of Series A junior participating preferred stock on the last trading day prior to the date of exercise.

At any time prior to any person or group of affiliated or associated persons becoming an acquiring person, our board of directors may redeem preferred share purchase rights in whole, but not in part, at a price of $.01 per preferred share purchase right, subject to adjustment. The redemption of preferred share purchase rights may be made effective at the time, on the basis and with the conditions that our board of directors may determine, in its sole discretion. Immediately upon any redemption of preferred share purchase rights, the right to exercise preferred share purchase rights will terminate and the only right of the holders of preferred share purchase rights will be to receive the redemption price.

The terms of preferred share purchase rights may be amended by our board of directors without the consent of the holders of preferred share purchase rights, including an amendment to decrease the threshold at which a person becomes an acquiring person from 15% to not less than 10%, except that from and after the time that any person becomes an acquiring person no amendment may adversely affect the interests of the holders of preferred share purchase rights.

Until a preferred share purchase right is exercised, the holder thereof will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

Liability and Indemnification of Directors and Officers

The DGCL permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to limitations. Our certificate of incorporation provides that our directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock; or (iv) any transaction from which a director derived an improper personal benefit.

The DGCL provides for indemnification of directors, officers, employees and agents, subject to limitations. Our bylaws and the appendix thereto provide for the indemnification of our directors, officers, employees and agents to the extent permitted by Delaware law. Our directors and officers also are insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Section 145(a) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no cause to believe the conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

As permitted by Section 102(b)(7) of the DGCL, our certificate of incorporation provides that none or our directors shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching such person’s duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

We have a policy of directors’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

We believe that the foregoing policies and provisions of our certificate of incorporation and bylaws are necessary to attract and retain qualified officers and directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted or required with respect to our directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services LLC. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Nasdaq Global Market

Our common stock is listed for trading on the Nasdaq Global Market under the symbol “MSPD.”

DESCRIPTION OF DEBT SECURITIES

The following sets forth certain general terms and provisions of the base indenture, to be entered into between us and an entity, identified in the applicable prospectus supplement, as trustee, under which the debt securities are to be issued from time to time. We have filed a form of the base indenture as an exhibit to the registration statement of which this prospectus is a part. When the debt securities are offered in the future, the applicable offering material will explain the particular terms of those securities and the extent to which the general provisions may apply. The base indenture, as it may be supplemented, amended or modified from time to time, is referred to in this prospectus as the “indenture.” Wherever particular sections or defined terms of the indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference. In this section of this prospectus, the term “the Company” refers only to Mindspeed Technologies, Inc. and not to any of its subsidiaries.

This summary and any description of the indenture and any debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The debt securities will represent unsecured general obligations of the Company, unless otherwise provided in the applicable offering material. As indicated in the applicable offering material, the debt securities will either be senior debt or subordinated debt.

General

The indenture does not limit the amount of debt securities that may be issued thereunder. The applicable prospectus supplement, documents incorporated by reference, or free writing prospectus with respect to any debt securities will set forth the following terms of the debt securities offered pursuant thereto:

•	the title and series of such debt securities;

•	any limit upon the aggregate principal amount of such debt securities of such series;

•	whether such debt securities will be in global or other form;

•	the date or dates and method or methods by which principal and any premium on such debt securities is payable;

•	the interest rate or rates (or method by which such rate will be determined), if any;

•	the dates on which any such interest will be payable and the method of payment;

•	whether and under what circumstances any additional amounts are payable with respect to such debt securities;

•	the notice, if any, to holders of such debt securities regarding the determination of interest on a floating rate debt security;

•	the basis upon which interest on such debt securities shall be calculated, if other than that of a 360 day year of twelve 30-day months;

•	the place or places where the principal of and interest or additional amounts, if any, on such debt securities will be payable;

•	any redemption or sinking fund provisions, or the terms of any repurchase at the option of the holder of the debt securities;

•	the denominations of such debt securities, if other than $1,000 and integral multiples thereof;

•	any rights of the holders of such debt securities to convert the debt securities into, or exchange the debt securities for, other securities or property;

•	the terms, if any, on which payment of principal or any premium, interest or additional amounts on such debt securities will be payable in a currency other than U.S. dollars;

•	the terms, if any, by which the amount of payments of principal or any premium, interest or additional amounts on such debt securities may be determined by reference to an index, formula, financial or economic measure or other methods;

•	if other than the principal amount hereof, the portion of the principal amount of such debt securities that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	any events of default or covenants in addition to or in lieu of those described herein and remedies therefor;

•	whether such debt securities will be subject to defeasance or covenant defeasance;

•	the terms, if any, upon which such debt securities are to be issuable upon the exercise of warrants, units or rights;

•	any trustees and any authenticating or paying agents, transfer agents or registrars or any other agents with respect to such debt securities;

•	the terms, if any, on which such debt securities will be subordinate to other debt of the Company;

•	whether such debt securities will be guaranteed and the terms thereof;

•	whether such debt securities will be secured by collateral and the terms of such security; and

•	any other specific terms of such debt securities and any other deletions from or additions to or modifications of the indenture with respect to such debt securities.

Debt securities may be presented for exchange, conversion or transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable offering material. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture.

The indenture does not contain any covenant or other specific provision affording protection to holders of the debt securities in the event of a highly leveraged transaction or a change in control of the Company, except to the limited extent described below under “— Consolidation, Merger and Sale of Assets.”

Modification and Waiver

The indenture provides that supplements to the indenture and the applicable supplemental indentures may be made by the Company and the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities of a series under the indenture or the debt securities of such series, with the consent of the holders of a majority (or such greater amount as is provided for any series of debt securities) in principal amount of the outstanding debt securities issued under such indenture that are affected by the supplemental indenture, voting as a single class; provided that no such supplemental indenture may, without the consent of the holder of each such debt security affected thereby, among other things:

(a) change the stated maturity of the principal of, or any premium, interest or additional amounts on, such debt securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or any additional amounts thereon, or reduce any premium payable on redemption thereof or otherwise, or reduce the amount of the principal of debt securities issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or change the redemption provisions or adversely affect the right of repayment at the option of the holder, or change the place of payment or currency in which the principal of, or any premium, interest or additional amounts with respect to any debt security is payable, or impair or affect the right of any holder of debt securities to institute suit for the payment after such payment is due (except a rescission and annulment of acceleration with respect to a series of debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(b) reduce the percentage of outstanding debt securities of any series, the consent of the holders of which is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or reduce the quorum required for voting;

(c) modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders, waivers of past defaults or securities redeemed in part, except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of each holder affected thereby; or

(d) make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

The indenture provides that a supplemental indenture that changes or eliminates any covenant or other provision of the indenture that has expressly been included solely for the benefit of one or more series of debt securities, or that modifies the rights of the holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The indenture provides that the Company and the trustee may, without the consent of the holders of any series of debt securities issued thereunder, enter into additional supplemental indentures for one of the following purposes:

(a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in such indenture and in the debt securities issued thereunder;

(b) to add to the covenants of the Company or to surrender any right or power conferred on the Company pursuant to the indenture;

(c) to establish the form and terms of debt securities issued thereunder;

(d) to evidence and provide for a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

(e) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action pursuant to this clause (e) shall adversely affect the interests of the holders of any series of debt securities issued thereunder in any material respect;

(f) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

(g) to add any additional events of default with respect to all or any series of debt securities;

(h) to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

(i) to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

(j) to pledge to the trustee as security for the debt securities of any series any property or assets;

(k) to add guarantees in respect of the debt securities of one or more series;

(l) to change or eliminate any of the provisions of the indenture, provided that any such change or elimination become effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

(m) to provide for certificated securities in addition to or in place of global securities;

(n) to qualify such indenture under the Trust Indenture Act of 1939, as amended;

(o) with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in the Company’s offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in the good faith judgment of the Company, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

(p) to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

Events of Default

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a) default for 30 days in the payment when due of interest on, or any additional amount in respect of, any series of debt securities;

(b) default in the payment of principal or any premium on any series of the debt securities outstanding under the indenture when due;

(c) default in the payment, if any, of any sinking fund installment when and as due by the terms of any debt security of such series, subject to any cure period that may be specified in any debt security of such series;

(d) failure by the Company for 60 days after receipt by registered or certified mail of written notice from the trustee upon instruction from holders of at least 25% in principal amount of the then outstanding debt securities of such series to comply with any of the other agreements in the indenture and stating that such notice is a “Notice of Default” under the indenture; provided, that if such failure cannot be remedied within such 60-day period, such period shall be automatically extended by another 60 days so long as: (i) such failure is subject to cure; and (ii) the Company is using commercially reasonable efforts to cure such failure; and provided, further, that a failure to comply with any such other agreement in the indenture that results from a change in generally accepted accounting principles shall not be deemed to be an event of default;

(e) certain events of bankruptcy, insolvency or reorganization of the Company; and

(f) any other event of default provided in a supplemental indenture with respect to a particular series of debt securities, provided that any event of default that results from a change in generally accepted accounting principles shall not be deemed to be an event of default.

In case an event of default specified in clause (a) or (b) above shall occur and be continuing with respect to any series of debt securities, holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. In case an event of default specified in clause (c), (d) (other than as it relates to an event of default with respect to the Company’s covenant to file reports with the SEC (see “— Certain Covenants — Reports” below)) or (f) above shall occur and be continuing with respect to any series of debt securities, holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding may declare the principal (or, in the case of discounted debt securities, the amount specified in the terms thereof) of such series to be due and payable. If an event of default described in (d) above shall occur with respect to the Company’s covenant to file reports with the SEC (see “— Certain Covenants — Reports” below), then the sole remedy of holders in such case shall be to receive additional interest, if and to the extent required, by the terms of the particular series of debt securities. If an event of default described in (e) above shall occur and be continuing then the principal amount (or, in the case of discounted debt securities, the amount specified in the terms thereof) of all the debt securities outstanding shall be and become due and payable immediately, without notice or other action by any holder or the trustee, to the full extent permitted by law. Any past or existing default or event of default with respect to any series of debt securities under such indenture may be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, except in each case a continuing default: (i) in the payment of the principal of, any premium or interest on, or any additional amounts with respect to, any debt security of such series; or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of each holder affected thereby.

The indenture provides that the trustee may withhold notice to the holders of any default with respect to any series of debt securities (except in payment of principal of or interest or premium on, or sinking fund payment in respect of, the debt securities) if the trustee considers it in the interest of holders to do so.

The indenture contains a provision entitling the trustee to be indemnified by the holders before proceeding to exercise any trust or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series; provided, however, that the trustee may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction. The right of a holder to institute a proceeding with respect to a series of debt securities will be subject to certain conditions precedent including, without limitation, that in case of an event of default specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default,” holders of at least 25%, or in case of an event of default other than specified in clause (a), (b) or (e) of the first paragraph above under “— Events of Default”, holders of at least a majority, in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its powers under such indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Notwithstanding the foregoing, the holder has an absolute right to receipt of the principal of, premium, if any, and interest when due on the debt securities, to require conversion of debt securities if such indenture provides for convertibility at the option of the holder and to institute suit for the enforcement thereof.

Consolidation, Merger and Sale of Assets

The indenture provides that the Company may not directly or indirectly consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and properties and the assets and properties of its subsidiaries (taken as a whole) to another person in one or more related transactions unless the successor person is a person organized under the laws of any domestic jurisdiction and assumes the Company’s obligations on the debt securities issued thereunder, and under the indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Certain Covenants

Payment of Principal, any Premium, Interest or Additional Amounts.  The Company will duly and punctually pay the principal of, and premium and interest on or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms.

Maintenance of Office or Agency.  The Company will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.

Reports.  So long as any debt securities of a particular series are outstanding under the indenture, the Company will file with the trustee, within 30 days after the Company has filed the same with the SEC, unless such reports are available on the SEC’s EDGAR filing system (or any successor thereto), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe), which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Additional Covenants.  Any additional covenants of the Company with respect to any series of debt securities will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Conversion Rights

The terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities and any restrictions on conversion.

Redemption; Repurchase at the Option of the Holder; Sinking Fund

The terms and conditions, if any, upon which: (i) the debt securities are redeemable at the option of the Company; (ii) the holder of debt securities may cause the Company to repurchase such debt securities; or (iii) the debt securities are subject to any sinking fund will be set forth in the applicable prospectus supplement, documents incorporated by reference or free writing prospectus relating thereto.

Repurchases on the Open Market

The Company or any affiliate of the Company may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at the option of the Company or the relevant affiliate of the Company, be held, resold or surrendered to the trustee for cancellation.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that the Company may satisfy and discharge its obligations under such debt securities of a series and such indenture with respect to debt securities of such series if:

(a) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been accepted by the trustee for cancellation; or

(b) (i) the debt securities of such series have become due and payable, or mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the trustee for giving the notice of redemption and the Company irrevocably deposits in trust with the trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or governmental obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) to pay the entire indebtedness on the debt securities of such series to maturity or redemption, as the case may be, and pays all other sums payable by it under such indenture; and

(ii) the Company delivers to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with.

Notwithstanding such satisfaction and discharge, the obligations of the Company to compensate and indemnify the trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances and to convert or exchange debt securities pursuant to the terms thereof and the obligations of the Company and the trustee to hold funds in trust and to apply such funds pursuant to the terms of the indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Unless inapplicable to debt securities of a series pursuant to the terms thereof, the indenture provides that: (i) the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series (“defeasance”); and (ii) (1) the Company may omit to comply with the covenant described above under “— Consolidation, Merger and Sale of Assets” and any other additional covenants established pursuant to the terms of such series, and such omission shall be deemed not to be an event of default under clause (d) or (f) of the first paragraph of “— Events of Default” above and (2) the occurrence of any event described in clause (f) of the first paragraph of “— Events of Default” above shall not be deemed to be an event of default, in each case with respect to the outstanding debt securities of such series ((1) and (2) of this clause (ii), “covenant defeasance”); provided that the following conditions shall have been satisfied with respect to such series:

(a) the Company has irrevocably deposited in trust with the trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or government obligations or a combination thereof sufficient (in the opinion of a nationally recognized independent registered public accounting firm expressed in a written certification thereof delivered to the trustee) without consideration of any reinvestment to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the trustee), as the case may be;

(b) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(c) no event of default or event which with notice or lapse of time would become an event of default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit;

(d) the Company shall have delivered to the trustee an opinion of counsel as described in the indenture to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this provision of such indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance or covenant defeasance had not occurred;

(e) the Company has delivered to the trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with;

(f) if the debt securities are to be redeemed prior to their maturity, notice of such redemption shall have been duly given or in another manner satisfactory to the trustee; and

(g) any such defeasance or covenant defeasance shall comply with any additional or substitute terms provided for by the terms of such debt securities of such series.

Notwithstanding a defeasance or covenant defeasance, the Company’s obligations with respect to the following in respect of debt securities of such series will survive with respect to such securities until otherwise terminated or discharged under the terms of the indenture or no debt securities of such series are outstanding:

(a) the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, interest on or premium or additional amounts, if any, payable in respect of, such debt securities when such payments are due from the trust referred in clause (a) in the preceding paragraph;

(b) the issuance of temporary debt securities, the registration, transfer and exchange of debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and holding payments in trust;

(c) the rights, powers, trusts, duties and immunities of the trustee, and the Company’s obligations in connection therewith; and

(d) the defeasance or covenant defeasance provisions of the indenture.

Applicable Law

The indenture provides that the debt securities and the indenture will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, common stock, preferred stock or any combination of these securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any warrants that we may offer, including but not limited to the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the price or prices at which the warrants may be exercised;

•	the currency or currencies that investors may use to pay for the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	if applicable, the terms of redemption of the warrants;

•	the identity of the warrant agent, if any;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreements

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	In the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	In the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “— Description of Debt Securities” and “— Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our debt securities, common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” above for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “— Description of Debt Securities,” “— Description of Capital Stock” and “— Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed changes for the periods indicated. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes plus fixed charge. Fixed charges consist of interest expense, amortization of debt discount and issuance costs on all indebtedness, and the estimated portion of rental expense deemed by us to be representative of the interest factor of rental payments under operating leases. We present interest expense related to uncertain tax positions as income tax expense, as permitted by FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes.” Accordingly, such interest is excluded from fixed charges.

		Year Ended
	Six Months Ended	Oct. 3,	Sept. 28,	Sept. 29,	Sept. 30,	Oct. 1,
	April 3, 2009	2008	2007	2006	2005	2004
	(Dollars in thousands)

Ratio of Earnings to Fixed Charges(1):	—	2.8	—	—	—	—
Deficiency of Earnings to Fixed Charges:	$(17,858)	—	$(21,803)	$(22,665)	$(62,259)	$(92,526)

(1)	Our earnings were insufficient to cover our fixed charges in the six months ended April 3, 2009 and each of the twelve months ended 2004 through 2007.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, we intend to use the net proceeds from the sale of securities for general corporate purposes.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering, or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

•	block transactions (which may involve crosses) and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

•	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement, as the case may be.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Our counsel, Morrison & Foerster LLP, San Francisco, California, will pass upon the validity of the securities offered hereby.

EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the company’s Annual Report on Form 10-K and the effectiveness of Mindspeed Technologies, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$25,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

PROSPECTUS

July 10, 2009

4,750,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Cowen and Company

Sole Book-Running Manager

August 13, 2009